Exhibit 99.10(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to the registration statement on Form N-4 (“Registration Statement”) of Variable Annuity Account A of Protective Life of our report dated April 29, 2019, relating to the statutory financial statements and financial statement schedules of Protective Life and Annuity Insurance Company (prepared using accounting practices prescribed or permitted by the Insurance Department of the State of Alabama), which appears in this Registration Statement.

We also consent to the use in the Registration Statement on Form N-4 of Variable Annuity Account A of Protective Life of our report dated April 22, 2019, relating to the financial statements of the subaccounts listed in such report of Variable Annuity Account A of Protective Life, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
August 28, 2020